NEWS RELEASE
Exhibit 99.1

ENTEGRIS DECLARES QUARTERLY CASH DIVIDEND
BILLERICA, Mass., January 14, 2026 - Entegris, Inc. (Nasdaq: ENTG), a leading supplier of critical advanced materials and process solutions for the semiconductor and other high-technology industries, today announced that its board of directors has authorized a quarterly cash dividend of $0.10 per share to be paid on February 18, 2026, to shareholders of record on the close of business on January 28, 2026.

ABOUT ENTEGRIS
Entegris is a leading supplier of critical advanced materials and process solutions for the semiconductor and other high-tech industries. Entegris has approximately 8,000 employees throughout its global operations and is ISO 9001 certified. It has manufacturing, customer service and/or research facilities in the United States, Canada, China, Germany, Israel, Japan, Malaysia, Singapore, South Korea, and Taiwan. Additional information can be found at www.entegris.com.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

This news release contains “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “should,” “may,” “will,” “would” or the negative thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, but are not limited to, those related to our plans to make dividend payments, and are based on current management expectations and assumptions only as of the date of this news release. They are not guarantees of future performance and they involve substantial risks and uncertainties that are difficult to predict, including, but not limited to, those identified in the risk factors and additional information described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Securities and Exchange Commission (the “SEC”) on February 12, 2025, including under the heading “Risk Factors” in Item 1A, and in the Company’s other periodic filings with the SEC. Except as required under the federal securities laws and the rules and regulations of the SEC, Entegris undertakes no obligation to update publicly any forward-looking statements or information contained herein, which speak as of their respective dates.

Investor Contact: Bill Seymour + 1 952 556 1844 bill.seymour@entegris.com	Media Contact: Jessica Emond Senior Director, Global Corporate Communications +1 978 436 6520 jessica.emond@entegris.com